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                                                                  Exhibit 2.5

[M.A. Hanna Company Letterhead]

HIGHLY CONFIDENTIAL

December 11, 1995

The Board of Directors
CIMCO, Inc.
265 Briggs Avenue
Costa Mesa, CA  92626-4555

Attention:   Mr. Russell T. Gilbert
             President and Chief Executive Officer

Dear Madam and Sirs:

Please reference our letter dated November 2, 1995 to you, accepted by CIMCO, Inc. on November 3, 1995, as amended by our letter dated December 4, 1995.

This will confirm our agreement reached today to amend the first sentence of paragraph 5 of the letter to extend the period of exclusivity to and including December 15, 1995. All other provisions of the November 2, 1995 letter shall remain in full force and effect.

Your signature below shall indicate your obligations with respect to the matters discussed above; please return a fully signed copy to us.

Thank you.

Very truly yours,

M.A. HANNA COMPANY

MICHAEL S. DUFFY
Michael S. Duffy                                  Accepted the 11th day
Vice President, Chief Financial                   of December, 1995
       Officer and Treasurer
                                                  CIMCO, Inc.

                                                  RUSSELL T. GILBERT
                                                  Russell T. Gilbert
                                                  President and CEO